 Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2011

Letter from the CEOs                                                                                                                                                   As of June 8, 2011

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the first quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of March 31, 2011, Fund Eleven was in its operating period.  As of March 31st, we had invested in $796,316,9731 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio2 for the first quarter of 2011 was 307.20%, which represents a substantial increase from the 2010 calendar year ratio that is primarily related to the sale of the container vessels, the M/V ZIM Hong Kong and the M/V ZIM Israel.  As of March 31st, Fund Eleven maintained a leverage ratio of .30:13.  Fund Eleven collected 99.98%4 of all scheduled receivables due for the first quarter of 2011, with the uncollected receivables relating to the machining and metal working equipment on lease to AMI Manchester, LLC.

During the first quarter of 2011, we sold the container vessels, the M/V ZIM Hong Kong and the M/V ZIM Israel, for $11,250,000 per vessel and used the proceeds to satisfy the obligations under the loan with HSH Norbank AG.

Fund Eleven is fully invested; therefore, we did not make any new investments during the first quarter of 2011.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
3	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
4
Collections as of May 4, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Eleven, LLC

First Quarter 2011 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the first quarter of 2011, we were in our operating period, during which time we continued to manage our investments.  Cash generated from these investments is used to make distributions to our members.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2011, our portfolio consisted primarily of the following investments.

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through our wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.  On December 10, 2009, we, through our wholly-owned subsidiaries, restructured the lease payment obligations of Teal Jones to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.

•
Four promissory notes (the “Notes”) that are secured by an underlying pool of leases for point of sale equipment. The Notes were purchased at a significant discount and we received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000.  Our share of the purchase price was approximately $11,050,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.  On January 1, 2011, we exchanged our 35% ownership interest in a joint venture that owned the Notes for an assignment of our proportionate share of the future cash flows from the Notes.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of March 31, 2011, Pliant has made all of its lease payments.

•
ICON MW, LLC, a joint venture owned 6.33% by us and 93.67% by Fund Twelve, owns machining and metal working equipment subject to lease with LC Manufacturing, LLC, MW Crow, Inc., MW Scott, Inc. (“Scott”), AMI Manchester, LLC (“AMI”), Gallant Steel, Inc., and MW General, Inc. (“General”).  We originally acquired the equipment subject to leases with Scott, AMI, and General for the purchase prices of $600,000, $1,700,000, and $400,000, respectively.  The leases expire at various times through December 31, 2013.

•
We, through our wholly-owned subsidiary, ICON Global Crossing III, LLC, own telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to six leases with Global Crossing Telecommunications, Inc., all of which are for thirty-six months and expire at various times through September 2011.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire.  On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard Industries (“BGI”).  We and BGI have agreed to restructure our leases and are optimistic that we will be able to recover our investment.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through our wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”), a joint venture owned 45% by us and 55% by Fund Twelve, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  The total purchase price for the equipment was approximately $8,795,000, of which we paid approximately $3,121,000 for our interest in the equipment.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and continues for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR and ICON EAR II sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR and ICON EAR II received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  ICON EAR and ICON EAR II have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and are attempting to collect on such judgments.  On March 16, 2011, ICON EAR and ICON EAR II sold a parcel of real property in Jackson Hole, Wyoming for a net purchase price of approximately $1,183,000.  At this time, it is not possible to determine the ability of either ICON EAR or ICON EAR II to collect the amounts due under their respective leases from EAR’s principals.

Revolving Line of Credit

As of March 31, 2011, the Fund and certain entities managed by our Manager (collectively, the “Borrowers”) were party to a Commercial Loan Agreement, as amended (the “Prior Loan Agreement”), with California Bank & Trust (“CB&T”).  At March 31, 2011, there were no obligations outstanding under the Prior Loan Agreement and on May 10, 2011, the Prior Loan Agreement was terminated and a new loan agreement was entered into, which you can read about in further detail below.

On May 10, 2011, the Fund entered into a Commercial Loan Agreement (the “Loan Agreement”) with CB&T. The Loan Agreement provides for a revolving line of credit of up to $5,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien, as defined in the Loan Agreement.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

During the first quarter of 2011, our Manager suspended its collection of a portion of its management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $36,632 for the three months ended March 31, 2011.  Additionally, our Manager’s interest in our net income was $138,349 for the three months ended March 31, 2011.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2011	2010
ICON Capital Corp.	Manager	Management fees (1) (2)	$-	$354,362
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	258,009	337,824
			$258,009	$692,186

(1) Charged directly to operations.
(2) The Manager suspended the collection of management fees in the amount of $312,976 and $184,361 during the three months ended March 31, 2011 and 2010, respectively.

At March 31, 2011, we had a payable of $199,458 due to our Manager and its affiliates primarily relating to administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	March 31,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$9,424,886	$4,621,512
Current portion of notes receivable	5,143,095	1,520,408
Current portion of net investment in finance leases	4,639,171	4,795,901
Assets held for sale, net	692,646	16,004,231
Other current assets	269,228	1,740,901

Total current assets	20,169,026	28,682,953

Non-current assets:
Notes receivable, less current portion	13,964,048	6,691,681
Mortgage notes receivable	12,722,006	12,722,006
Net investment in finance leases, less current portion	12,980,173	14,705,170
Leased equipment at cost (less accumulated depreciation of
$32,011,991 and $29,762,549, respectively)	77,337,970	79,587,412
Investments in joint ventures	1,758,568	5,749,598
Deferred income taxes, net	1,065,895	1,026,931
Other non-current assets, net	3,113,088	9,048,190

Total non-current assets	122,941,748	129,530,988

Total Assets	$143,110,774	$158,213,941

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$10,922,607	$14,371,257
Revolving line of credit, recourse	-	1,450,000
Derivative instruments	1,285,417	1,694,776
Due to Manager and affiliates	199,458	286,590
Deferred revenue, accrued expenses and other liabilities	1,476,658	2,038,100

Total current liabilities	13,884,140	19,840,723

Non-current liabilities:
Non-recourse long-term debt, less current portion	18,973,954	38,163,700

Total Liabilities	32,858,094	58,004,423

Commitments and contingencies

Equity:
Members' Equity:
Additional members	109,785,720	99,715,745
Manager	(2,119,017)	(2,220,734)
Accumulated other comprehensive loss	(1,112,050)	(1,739,624)

Total Members' Equity	106,554,653	95,755,387

Noncontrolling Interests	3,698,027	4,454,131

Total Equity	110,252,680	100,209,518

Total Liabilities and Equity	$143,110,774	$158,213,941

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Finance income	$1,822,587	$1,765,255
Rental income	4,979,284	9,443,436
Time charter revenue	-	2,910,477
Income from investments in joint ventures	1,832	318,585
Net gain on sales of leased equipment	11,411,941	-

Total revenue	18,215,644	14,437,753

Expenses:
Management fees - Manager	-	354,362
Administrative expense reimbursements - Manager	258,009	337,824
General and administrative	768,696	636,843
Vessel operating expense	-	3,037,100
Depreciation and amortization	2,306,197	10,472,445
Interest	694,176	2,112,587
Gain on financial instruments	(154,401)	(574,071)

Total expenses	3,872,677	16,377,090

Income (loss) before income taxes	14,342,967	(1,939,337)

Benifit (provision) for income taxes	1,886	(1,339)

Net income (loss)	14,344,853	(1,940,676)

Less: Net income attributable to noncontrolling interests	509,971	227,345

Net income (loss) attributable to Fund Eleven	$13,834,882	$(2,168,021)

Net income (loss) attributable to Fund Eleven allocable to:
Additional Members	$13,696,533	$(2,146,341)
Manager	138,349	(21,680)

	$13,834,882	$(2,168,021)

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,736

Net income (loss) attributable to Fund Eleven per weighted
average additional share of limited liability company
interests outstanding	$37.77	$(5.92)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity
	Additional Shares of			Accumulated
	Limited Liability			Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Income (Loss)	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	362,656	$99,715,745	$(2,220,734)	$(1,739,624)	$95,755,387	$4,454,131	$100,209,518

Comprehensive income:
Net income	-	13,696,533	138,349	-	13,834,882	509,971	14,344,853
Change in valuation of derivative instruments	-	-	-	317,715	317,715	-	317,715
Currency translation adjustments	-	-	-	309,859	309,859	-	309,859
Total comprehensive income	-	-	-	627,574	14,462,456	509,971	14,972,427
Cash distributions	-	(3,626,558)	(36,632)	-	(3,663,190)	(1,266,075)	(4,929,265)

Balance, March 31, 2011 (unaudited)	362,656	$109,785,720	$(2,119,017)	$(1,112,050)	$106,554,653	$3,698,027	$110,252,680

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$14,344,853	$(1,940,676)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Finance income	(432,619)	(514,622)
Rental income paid directly to lenders by lessees	(2,958,000)	(2,958,000)
Income from investments in joint ventures	(1,832)	(318,585)
Net gain on sales of leased equipment	(11,411,941)	-
Depreciation and amortization	2,306,197	10,472,445
Amortization of deferred time charter expense	-	419,522
Interest expense on non-recourse financing paid directly to lenders by lessees	550,058	911,914
Interest expense from amortization of debt financing costs	29,481	75,405
Gain on financial instruments	(154,401)	(574,071)
Deferred tax (benefit) provision	(1,886)	1,339
Changes in operating assets and liabilities:
Collection of finance leases	1,244,185	2,047,215
Accounts receivable	-	516,580
Other assets, net	(667,322)	(4,814,082)
Payables, deferred revenue and other current liabilities	(1,006,318)	(1,440,918)
Due to/from Manager and affiliates	(87,132)	(29,908)
Distributions from joint ventures	10,117	311,630

Net cash provided by operating activities	1,763,440	2,165,188

Cash flows from investing activities:
Proceeds from sales of leased equipment	24,911,474	-
Repayments of notes receivable	751,451	120,802
Distributions received from joint ventures in excess of profits	393,817	1,227,238
Other assets	(9,239)	(517)

Net cash provided by investing activities	26,047,503	1,347,523

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(16,635,200)	(95,000)
Repayments of revolving line of credit, recourse	(1,450,000)	(2,260,000)
Repurchase of additional shares of limited liability company interests	-	(333,216)
Cash distributions to members	(3,663,190)	(8,337,723)
Distributions to noncontrolling interests	(1,266,075)	(883,910)

Net cash used in financing activities	(23,014,465)	(11,909,849)

Effects of exchange rates on cash and cash equivalents	6,896	(15,891)

Net increase (decrease) in cash and cash equivalents	4,803,374	(8,413,029)
Cash and cash equivalents, beginning of period	4,621,512	18,615,323

Cash and cash equivalents, end of period	$9,424,886	$10,202,294

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$159,468	$947,350

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$2,958,000	$2,958,000

Exchange of noncontrolling interest in a joint venture for
notes receivable	$3,588,928	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.